Exhibit 10.16

[***] Certain information in this document has been excluded pursuant to Regulation S-K, Item 601(b)(10). Such excluded information is not material and would likely cause competitive harm if publicly disclosed

Pay-Out Support Provider Agreement: Tranglo

This Pay-Out Support Agreement (the “Agreement”) is between Ripple Services, Inc (USA State of Delaware Company Registration No. 5536294). doing business at 315 Montgomery Street, San Francisco, CA 94104 (“Ripple”), and Tranglo Pte Ltd (Singapore Company Registration No: 201618103C) doing business at 3 Temasek Avenue, Centennial Tower, #34-45A, Singapore 039190(“Provider”). Ripple and Provider are hereby each individually referred to as a “Party”, and collectively referred to as the “Parties”.

WHEREAS:

1.	Ripple has built and sells innovative solutions known as “RippleNet Cloud” and “On Demand Liquidity” (collectively the “Ripple Solution”) to facilitate cross-border payments. “On Demand Liquidity” will be referred to as “ODL”.
2.	Provider operates an end-to-end payments infrastructure that processes cross border funds transfer and remittances (“Provider Infrastructure”), and maintains a network of payout partners (the “Provider Network”) that allows it to do real time pay-outs across various countries.
3.	The Parties seek to cooperate so that Ripple can leverage the Provider Network to provide Provider’s and Ripple’s mutual customers/partners the option to conduct payouts across a larger number of countries.

NOW, THEREFORE, in consideration of the mutual promises, representations and warranties and covenants contained in this Agreement, the Parties agree as follows:

SECTION 1. IMPLEMENTATION AND GO-LIVE

a.	Payment Processing. Provider will use the Ripple Solution in the capacity of a receiver of payment transactions (the “Received Amounts”) which use XRP as a bridge currency between the originating currency and the payout currency. Provider will pay out the Received Amounts, less the Fees as described in Section 3.b, in mutually agreed upon countries/regions (collectively, the “Payout Markets” and each a “Payout Market”), via the Provider Network, in the local fiat currency of the respective Payout Markets (each successful pay out (defined as a transaction accepted for processing by Provider or Provider’s payout channel) being, a “Payout Transaction”).
b.	Payout Markets. The particulars of the Payout Markets are set out in Schedule 1 (Payout Markets, Processing Time, and Fees). As at the date of execution of this Agreement, the Parties contemplate five (5) Payout Markets, three (3) of which are Philippines, Singapore and Indonesia. The remaining Payout Markets will be mutually agreed from time to time between the Parties. The Parties may, from time to time, mutually agree in writing to vary the list of Payout Markets by amending Schedule 1 (Payout Markets, Processing Time, and Fees). In order to achieve the launch of Payout Transactions as contemplated herein, as soon as reasonably practicable from the Effective Date, each Party shall designate and identify appropriately skilled personnel for the roles of sponsoring executive, product/commercial lead, and project manager, while Ripple shall designate and identify the executive sponsor, dedicated account manager, integration engineer, and solution architect that would be responsible for supporting Provider under this Agreement. Each Party’s designated personnel will attend a monthly joint steering committee meeting.
c.	Integration with Ripple Solution. The roles and responsibilities of each Party in relation to the establishment of the engagement as described in Section 1.b are set out in the Statement of Work in Schedule 3 (Initial Integration Plan). Provider shall, within three (3) months of the Effective Date or such longer period as the Parties may mutually agree, successfully integrate the Ripple Solution with the Provider Infrastructure and successfully conduct live, error-free, Payout Transactions error-free.

d.	Subsequent Integration Work. During the term of this Agreement, the Parties will, in accordance with mutually agreed timelines, work towards the go-live of Payout Transactions in other Payout Markets. The roles and responsibilities of each Party in relation to each subsequent go-live will be set out in a mutually agreed upon project plan.
e.	Technical Requirements. Provider shall be connected to the Ripple Solution during the term of this Agreement. Provider shall ensure that upon go-live in the first Payout Market and for rest of the term of this Agreement:

(i)	Provider uses the following features and functionalities of the Ripple Solution in a production environment: (A) FX and Fees; (B) Returns; (C) Confirmation of Credit; (D) full suite of Error Codes; and (E) processing Transactions with a less than 1% error rate;
(ii)	Provider uses the RippleNet Test Harness and includes counterparty testing within its go-live test plans;
(iii)	Provider publishes its RippleNet Payment Object on the RippleNet client portal known as ‘RippleNet Home’ to allow prospective counterparties to develop a connection to Provider against the RippleNet Test Harness; and
(iv)	Provider makes available the Ripple Solution for receiving payments. Ripple will, at its sole discretion, validate that these criteria have been met before Payout Transactions begin, or are scheduled to be met at some point after.

In addition, Provider shall use a pre-settlement validation and screening solution to screen Payout Transactions.

f.	Programmatic Liquidation of XRP. As at the Effective Date, the feature within the Ripple Solution enabling the programmatic liquidation of XRP received by Provider as part of the Received Amounts (“Programmatic Liquidation”) has not been built. Ripple will notify Provider when such feature is ready, and Provider endeavours to start using such feature within two (2) months of Ripple’s notification or such longer period as the Parties may mutually agree.

SECTION 2: SENDERS

a.	Introduction to Senders. Ripple shall at its sole discretion, through the Ripple account manager assigned to Provider, recommend to Provider, RippleNet-enabled financial institutions that Provider can receive payments from, via RippleNet, for the purposes of Payout Transactions. Such recommended financial institutions are referred to as “Introduced Parties”.
b.	Responsibility to Introduced Parties.

i.	Account at Partner Exchange. Provider shall open and maintain an account at partner exchanges as agreed from time to time with Ripple for the purposes of liquidating XRP received from Senders (as defined below).
ii.	On-Boarding Framework. Within sixty (60) days from the Effective Date but before the integration between Ripple Solution and the Provider Infrastructure is completed, Provider shall provide to Ripple a written description of Provider’s standard requirements for onboarding of new business customers (“Onboarding Requirements Description”), including but not limited to all documentation, verification and similar requests of potential customers that arise from “Know Your Customer” legal or regulatory frameworks applicable to Provider. During the term of this Agreement, Provider shall provide to Ripple a written description of any material changes to the Onboarding Requirements Description, thirty (30) days in advance or shorter upon regulatory bodies instructions of such changes taking effect. For the avoidance of doubt, the Onboarding Requirements Description is for Ripple’s and Introduced Parties’ reference purposes only to help expedite the onboarding the Introduced Parties as new business customers to the Provider Infrastructure and the Provider shall have the sole discretion to determine whether it wishes to accept such new business customers.

iii.	Overall Customer Experience. Provider shall initiate the onboarding process and onboard all Introduced Parties as its own customers, in accordance with the Onboarding Requirements Description. Ripple may from time to time provide Provider with feedback on its on-boarding and customer service processes. Upon successful onboarding, such Introduced Parties will be known as “Senders”.
iv.	Customer Service. Provider is responsible for all customer service and other issues or claims that relate to the Provider Infrastructure, its services, and products. Within thirty (30) days from the Effective Date but before the integration between Ripple Solution and the Provider Infrastructure is completed, Provider shall provide to Ripple a written description of Provider’s standard procedures for: (1) escalation handling, including management of downtime, outages and payment failures; (2) complaints handling; and (3) day to day payment processing. During the term of this Agreement, Provider shall provide to Ripple a written description of any material changes to the aforementioned procedures, giving at least ten (10) working days of such changes taking effect, on a best effort basis, subject to force majeure and circumstances beyond Provider’s control.
v.	Dedicated email address for Introduced Parties. Provider shall provide a dedicated email address to receive and promptly process requests from Introduced Parties. The dedicated email address is:_________.com
vi.	Representations and Warranties. Provider shall make no representations or warranties to any other party concerning, or on behalf of, Ripple.

SECTION 3: OBLIGATIONS WITH RESPECT TO PAYOUT TRANSACTIONS

a.	Uptime. Provider shall ensure that the Provider Infrastructure is available at least 99.5% of the time for any rolling thirty (30) day period. Notwithstanding anything herein to the contrary, the Provider Infrastructure shall not be considered unavailable if inaccessible due to scheduled maintenance or platform upgrades, provided such maintenance takes place no more frequently than once per month, for not more than two (2) hours a month, at an off-peak timing, and Provider notifies Ripple in writing at least fifteen (15) days in advance of such maintenance.
b.	Fees. Provider will not charge a Sender a payout fee and FX fee greater than amounts as stipulated in Schedule 1 (Payout Markets, Processing Time, and Fees) (as may be mutually varied by the Parties in writing from time to time). The payout fee and FX fee, if charged, will be deducted by Provider from the Received Amounts, prior to effecting the Payout Transaction.
c.	Speed of Payment Processing. Provider shall effect the Payout Transaction within the applicable time period set out in Schedule 1 (Payout Markets, Processing Time, and Fees) (as may be varied between the Parties in writing from time to time).
d.	Review of Commercial Arrangement. Every six (6) months during the term of this Agreement, or at such other mutually agreed time intervals, the Parties shall evaluate the commercial competitiveness of the payout fee and FX fee, the competitive landscape and market dynamics in relation to the Payout Transactions contemplated herein, cost of Payout Transactions, and attractiveness of Payout Transactions to Senders.

SECTION 4. OTHER TERMS AND CONDITIONS

a.	Confidentiality. Each Party shall maintain all Confidential Information (as that term is defined below) it receives in strict confidence and not disclose any Confidential Information to anyone other than its and its affiliates’ directors, employees, contractors, auditors, professional advisors or agents (all of the foregoing, collectively, “Representatives”) who need to have access to such information to perform obligations under this Agreement and are bound by confidentiality obligations at least as protective as the provisions in this Section 4.a prior to any disclosure of such information to such Representatives, or use any Confidential Information for any purpose other than the performance of this Agreement, unless agreed upon in writing by the other Party. “Confidential Information” means the terms of this Agreement and any non-public information or materials provided by either Party to the other Party in connection with the performance of this Agreement, but does not include any information or materials that: (i) was previously known to the receiving Party free of any obligation to keep it confidential; (ii) becomes generally available to the public through no wrongful act; (iii) is rightfully received from a third party under no obligation of confidence to such third party; (iv) is independently developed by the receiving Party without reference to information which has been disclosed pursuant to this Agreement; or (v) was known to the receiving Party prior to the disclosure under this Agreement as evidenced by written records; provided, however, that a Party may disclose Confidential Information required to be disclosed by law, regulation or directive by any governmental or regulatory body (including any exchanges), or a valid court order provided always that where it is legally permissible and reasonably practicable, that Party shall notify the other Party so that other Party may seek a protective order, confidential treatment, or other appropriate relief, and disclose only the portion of Confidential Information that is necessary to comply with such law, regulation, directive or order.
b.	Intellectual Property. Each Party agrees that all trade names, trademarks, service marks, slogans, logos, copyrights, software, business processes and other present and future intellectual property rights of the Parties, in whatever media, whether registered or unregistered, created or developed by each of the Parties pursuant to the performance of this Agreement are and shall be the sole and absolute property of the originating Party. The Parties hereby consent and grant a non-exclusive, non-transferable and royalty free right and license to the other Party to use and display its trade names, service marks and logos strictly for promotion and marketing purposes only.

SECTION 5. WARRANTY, DISCLAIMERS, LIMITATIONS.

a.	Authority. Each Party represents to the other Party that it: (i) is a legal entity duly organized and validly existing under the laws of the jurisdiction in which it is registered or in which its principal office is located, as the case may be; (ii) has all necessary power and authority to enter into this Agreement and perform its obligations hereunder; (iii) when executed and delivered by such Party, this Agreement will constitute a legal, valid and binding obligation of such Party that is enforceable in accordance with its terms hereunder; and (iv) is not creating a conflict of interest or causing a breach with a pre-existing agreement between a Party and another third party.
b.	Warranties and Representations. Each Party further represents and warrants that:

i.	it and its affiliates are not owned or controlled by any individual or entity subject to any sanctions administered or enforced by the United States, including the SDN List and Sectoral Sanctions Identifications List maintained by the U.S. Department of the Treasury’s Office of Foreign Assets Control (“OFAC”), the United Nations Security Council, the European Union and the relevant sanctions authorities of each of its member states, including the United Kingdom’s HM Treasury, or other relevant sanctions authority;
ii.	it and its affiliates are not located, organized, or resident in Cuba, Iran, North Korea, Syria, or the Crimea Region of Ukraine, or owned or controlled by any individual, entity or government in those countries or regions;

vii.	it and its affiliates will not enter into any agreement containing any provisions which would be violated or breached by the performance of its respective obligations under this Agreement or in connection herewith;
viii.	its execution, delivery, and performance of this Agreement will not violate, conflict with, require consent under, or result in any breach of any applicable law;
ix.	its execution, delivery, and performance of this Agreement, in particular (in relation to Provider) the processing of any Payout Transaction in the jurisdiction where it operates, will not violate, conflict with, require consent under, or result in any breach of any applicable law; and
x.	it has obtained all material licenses, authorizations, approvals, consents, and permits required by applicable laws, and Provider is subject to the authorization previously mentioned.

Any breach of this Section is a material breach of this Agreement and is grounds for immediate termination. If OFAC adds to its operative list of broadly-sanctioned countries or regions after the Effective Date of this Agreement, each Party shall have the right to seek additional, reasonable representations or warranties regarding those countries or regions and any Party’s failure to provide such representations or warranties shall be grounds for immediate termination of this Agreement.

c.	EXCEPT AS OTHERWISE EXPRESSLY SET FORTH IN THIS AGREEMENT, NEITHER PARTY MAKES ANY REPRESENTATIONS OR WARRANTIES OF ANY KIND, EXPRESS, IMPLIED OR STATUTORY, INCLUDING (WITHOUT LIMITATION) IMPLIED WARRANTIES OF MERCHANTABILITY, NON-INFRINGEMENT, SUITABILITY, TITLE, FITNESS FOR A PARTICULAR PURPOSE, OR ANY CLAIM OF RIGHT OR ANY WARRANTIES OR OBLIGATIONS ARISING FROM OF A COURSE OF DEALING, COURSE OF PERFORMANCE OR USAGE OR TRADE PRACTICE, AND ALL SUCH REPRESENTATIONS AND WARRANTIES AND OBLIGATIONS ARE HEREBY DISCLAIMED.
d.	IN NO EVENT SHALL ANY PARTY, OR ANY OF ITS OFFICERS, DIRECTORS, AGENTS, EMPLOYEES OR REPRESENTATIVES, BE LIABLE TO ASSEMBLY FOR ANY SPECIAL, INCIDENTAL, INDIRECT, INTANGIBLE, OR CONSEQUENTIAL DAMAGES OR DAMAGES FOR LOSS OF PROFITS, WHETHER BASED ON CONTRACT, TORT, NEGLIGENCE, STRICT LIABILITY, OR OTHERWISE, ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT. EACH PARTY AGREES THAT IT AND ITS OFFICERS, DIRECTORS, AGENTS, EMPLOYEES OR REPRESENTATIVES’ ENTIRE LIABILITY ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT WILL IN NO EVENT EXCEED US$10,000 (SAVE FOR ANY OUTSTANDING LIABILITIES OF RIPPLE TO PAY PROVIDER UNDER THIS AGREEMENT).
e.	PROVIDER FURTHER ACKNOWLEDGES AND AGREES THAT NEITHER RIPPLE NOR ANY RIPPLE AFFILIATE WILL BE LIABLE TOWARDS ANY SENDER FOR ANY DAMAGES, DIRECT OR CONSEQUENTIAL OR OTHERWISE, RELATING DIRECTLY OR INDIRECTLY TO OR IN CONNECTION WITH ANY ACT OR OMISSION OF PROVIDER, ITS AFFILIATES, AND ITS PARTNERS, IN CONNECTION WITH ANY PAYOUT TRANSACTION PROVIDED BY PROVIDER, INCLUDING BUT NOT LIMITED TO: (i) ENSURING PAYOUT TRANSACTIONS COMPLY WITH APPLICABLE LAWS; OR (ii) CONTRACTUAL RELATIONSHIPS BETWEEN PROVIDER AND ANY SENDER OR PROVIDER’S INTERACTIONS WITH OTHER FINANCIAL INSTITUTIONS INCLUDING BUT NOT LIMITED TO EXCHANGES, CUSTODIAL OR NONCUSTODIAL WALLET PROVIDERS, BANKS AND PAYMENT PROVIDERS (OTHER THAN RIPPLE)

SECTION 6. TERM, TERMINATION AND EXPIRATION.

a.	Termination of Earlier Agreement. The Parties agree that on the Effective Date, the Pay-Out Support Agreement between the Parties with the effective date of 30 December 2020 (the “Earlier Agreement”) shall forthwith terminate. Upon termination of the Earlier Agreement, all rights and obligations of the Parties under the Earlier Agreement shall be extinguished, except for fees that have accrued prior to the Effective Date.
b.	Term. This Agreement will commence on the date that Ripple holds shares in Provider (“Effective Date”) and shall continue for as long as Ripple continues to be a shareholder of Provider, unless earlier terminated in accordance with this Agreement.
c.	Termination by Mutual Consent. The Parties may terminate this Agreement by written mutual consent.
d.	Termination for Convenience. Ripple may terminate this Agreement for convenience, at any time after the expiry of the eighteenth (18th) month following the Effective Date, without entitling Provider to compensation for such termination, upon providing no less than six (6) months’ prior written notice to Provider.
e.	Termination for Breach. Either Party may terminate this Agreement if the other Party is in material breach of this Agreement and does not cure such breach to the reasonable satisfaction of the non-breaching Party within thirty (30) days following its receipt of written notice of the breach from the non-breaching Party, unless otherwise provided for in this Agreement.
f.	Cooperation Post-Termination. If this Agreement is terminated for any reason, the Parties will cooperate to minimize any disruption to their mutual customers.

SECTION 7. MISCELLANEOUS PROVISIONS.

a.	Choice of Law; Jurisdiction and Venue. This Agreement shall be governed by and construed in accordance with the laws of Singapore, as such laws are applied to contracts entered into and performed in such and without reference to any conflict of laws rules or provisions. For any dispute arising out of, relating to, or in connection with this Agreement or the subject matter hereof, Parties irrevocably submit to the exclusive jurisdiction of by arbitration in Singapore in accordance with the Arbitration Rules of the Singapore International Arbitration Centre (“SIAC Rules”) for the time being in force, which rules are deemed to be incorporated by reference in this clause. The Tribunal shall consist of one (1) arbitrator, to be appointed by the Chairman of the SIAC. The language of the arbitration shall be English.
b.	Counterparts; Electronic Signature. This Agreement may be executed and delivered by electronic signature and in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.
c.	Notice. Any notices under this Agreement shall be sent by certified or registered mail, return receipt requested, to the address set forth below. Notice may also be given electronically provided that the other Party provides acknowledgement of receipt. Where notice is electronically provided, notice shall be effective upon receipt provided that the day of receipt is on a day other than a working day, such notice shall only be deemed to have been given on the next working day following such day of delivery.
d.	Entire Agreement; Amendments; Counterparts. This Agreement constitutes the entire contract between the Parties hereto with regard to the subject matter hereof. It supersedes any other agreements, representations or understandings (whether oral or written and whether express or implied) that relate to the subject matter hereof. Except for a writing signed by both Parties, this Agreement may not be modified or amended. If any provision of this Agreement is held to be invalid, such invalidity will not affect the remaining provisions. This Agreement may be signed in any number of counterparts, each of which is an original and all of which taken together form one single Agreement. A signed copy of this Agreement transmitted by email or any other means of electronic transmission shall be deemed to have the same legal effect as an original executed copy of this Agreement.

e.	Successors and Assigns. Each Party may not assign any rights granted under this Agreement, including without limitation to any affiliates or subsidiaries without the prior written consent of the other Party, provided always that such written consent shall not be unreasonably withheld. Any attempted transfer or assignment in violation hereof shall be null and void. In addition, any person who is not a party to this Agreement shall not have any rights under the Contracts (Rights of Third Parties) Act, Chapter 53B of Singapore to enforce or enjoy the benefits of any provision of this Agreement.
f.	Relationship of the Parties. Nothing in this Agreement shall be construed or is intended to be construed as creating an employer-employee or agency relationship, a partnership, or a joint venture between the Parties including, for the avoidance of doubt, for purposes of applicable tax law. Neither Party shall represent, file a tax return, or make a disclosure to an applicable tax authority inconsistent with the foregoing.
g.	Survival. Sections 4, 5 and 7 shall survive the termination or expiration of this Agreement. Termination or expiration of this Agreement shall not affect or limit any independent rights of a Party in or to its Confidential Information under applicable laws.
h.	Severability. If any provision of this Agreement is determined to be invalid or unenforceable under any rule, law or regulation or any governmental agency, local, state, or federal, such provision will be changed and interpreted to accomplish the objectives of the provision to the greatest extent possible under any applicable law and the validity or enforceability of any other provision of this Agreement shall not be affected.
i.	Attorneys’ Fees. If any action at law or in equity (including arbitration) is necessary to enforce the terms of the Agreement, the prevailing party shall be entitled to reasonable attorneys’ fees, costs and necessary disbursements as determined by the arbitrator in the said action in addition to any other relief to which such party may be entitled. Each Party shall pay all costs and expenses that it incurs with respect to the negotiation, execution, delivery and performance of this Agreement.
j.	Non-Waiver. The failure of either Party to enforce any provision of this Agreement or to exercise any rights or remedies under this Agreement will not constitute a waiver of the Party’s rights to subsequently enforce the provision or exercise those rights or remedies. All waivers must be in the form of a writing signed by both Parties’ authorized representatives. The remedies specified in this Agreement are in addition to any other remedies that may be available at law or equity.
k.	Force Majeure. Neither Party shall be liable for delays, failure in performance or interruption of service which result directly or indirectly from any cause or condition beyond its reasonable control, including but not limited to, any delay or failure due to any act of God, act of civil or military authorities, act of terrorists, civil disturbance, war, strike or other labor dispute, fire, interruption in telecommunications or Internet services or network provider services, failure of equipment and/or software, other catastrophe, epidemic, pandemic, government mandated cessation or suspension of business or operations or any other occurrence which is beyond its reasonable control (collectively, “Force Majeure”) and shall not affect the validity and enforceability of any remaining provisions. Should the Force Majeure event continue for a period of ninety (90) days and substantially affect the ability of the affected Party to effectively perform its obligations under this Agreement, any Party may give thirty (30) days’ written notice to the other to terminate this Agreement.

The Parties agree to be bound and have caused this Agreement to be executed.

RIPPLE SERVICES INC.		TRANGLO PTE. LTD.

By:		By:
	Eric van Miltenburg (Mar 9, 2021 14:07 PST)		Sia Hui Yong (Mar 10, 2021 07:17 GMT+8)
Name:	Eric van Miltenburg	Name:	Sia Hui Yong
Title:	Chief Business Officer	Title:	Director
Date:	Mar 9, 2021	Date:	Mar 10, 2021
Address:	315 Montgomery Street, 2nd Fl.	Address:	3 Temasek Avenue
	San Francisco, CA 94104		Centennial Tower, #34-45A
	Attn: General Counsel		Singapore 039190

SCHEDULE 1: PAYOUT MARKETS, PROCESSING TIME, AND FEES

Payout Market and Currency	Processing Time	Payout Fee	FX Fee
Philippines (PHP)	Real Time
(1) where XRP is
Singapore (SGD)	Real Time	[***] % of fees charged	converted directly to the Payout Currency: [***]
by Provider’s
Indonesia (IDR)	Real Time	applicable payout	(2) where XRP is
		partner (e.g. bank,	converted to an
		payment service	intermediary currency
		provider)	(e.g. USD or SGD)
before being converted
into the Payout
Currency: [***]

-	[***]

-	During the term of this Agreement, Provider covenants that, apart from the promotional fees offered to its customer or sending partner during any time-limited campaign (such campaign not lasting more than nine (9) months), the payout fee and FX fee of any Payout Transaction set out in Schedule 1 of this Agreement are the lowest of and/or equivalent to the lowest fees that Provider offers to or charges its customer or sending partner for the same Payout Market and Payout Currency.

-	Should Provider enter into any agreement with its customer or sending partner that provides for payout fees and FX fees (or their equivalent fees) lower than those contained herein, Provider shall notify Ripple of the same in writing and Ripple shall have the right to receive the more favourable fees immediately. Ripple may request that this Schedule 1 be amended to reflect the more favorable payout fees and FX fees.

-	Provider shall leverage real time 24/7 payment processing systems for Payout Transactions whenever feasible. Where Provider is unable to adopt a real time payment processing system for reasons outside of its control (e.g. regulatory reasons), Provider shall, where possible, engage with the appropriate authorities and providers of such real time payment processing systems regarding Provider’s use thereof. As soon as such a system is available to Provider, Provider shall take commercially reasonable efforts to adopt such system without delay.

-	“Wallet Receive” refers to the “XRP Termination” feature within ODL.

-	Provider shall provide Ripple with documentary evidence setting out the cost of converting XRP to the Payout Currency (whether or not via an intermediary currency) and the fees charged by Provider’s applicable payout partner to enable Ripple to verify Provider’s compliance with the FX fees and payout fees requirements contained herein.

-	Provider’s applicable payout partner to enable Ripple to verify Provider’s compliance with the FX fees and payout fees requirements contained herein.

SCHEDULE 2: STANDARD XRP TERMS AND CONDITIONS

1.	Scope. For all transfers of XRP, a digital asset native to the XRP Ledger, described under the agreement to which this Exhibit (“XRP Terms and Conditions”) is attached, the named party in such agreement to whom/which such XRP is to be transferred to (“Recipient”), these XRP Terms and Conditions shall apply.
2.	Delivery. Subject to Recipient’s execution of Ripple’s standard compliance policies and procedures, Ripple shall send any XRP incentive payments (which are all due in the form of XRP) to an XRP Ledger address under the sole custody of Recipient and no other party. The Parties agree to fully cooperate in good faith in all respects in order to give effect to the terms of this clause.
3.	Taxes. Recipient shall bear all applicable taxes, duties, deductions, imposts, or governmental levies, including withholding taxes, transfer taxes, sales or use taxes, value-added taxes, consumption taxes, stamp taxes, excise taxes, or other similar taxes (collectively “Taxes”) arising under this Agreement. Ripple shall have no obligation to indemnify, gross-up, or otherwise reimburse Recipient for applicable Taxes. If and to the extent applicable law obligates Ripple to deduct Taxes from any payment to Recipient including from a payment of XRP, Ripple shall timely deduct and remit such Taxes to the applicable tax authority and shall furnish Recipient with an official receipt or other appropriate evidence of such remittance. If requested by Ripple, Recipient shall promptly provide Ripple with a valid IRS W-9 form or a valid IRS series W-8 form, as appropriate. Without limiting the foregoing, Ripple and Recipient acknowledge and agree that net income taxes, franchise taxes, branch profit taxes, or similar income taxes imposed on a Party as a result of such Party being organized under the laws of, having its principal office, management and control, or employees located in, conducting business within, or by reason of another connection between Party and the jurisdiction imposing such tax, shall be the sole responsibility of such Party.
4.	Material Risks. Recipient acknowledges the following material risks associated with virtual currency, including XRP:

a.	Virtual currency is not legal tender, is not backed by any government, and accounts and value balances are not subject to Federal Deposit Insurance Corporation or Securities Investor Protection Corporation protections.
b.	Legislative and regulatory changes or actions at the state, federal, or international level may adversely affect the use, transfer, exchange, and value of virtual currency.
c.	Transactions in virtual currency may be irreversible and, accordingly, losses due to fraudulent or accidental transactions may not be recoverable.
d.	Some virtual currency transactions shall be deemed to be made when recorded on a public ledger, which is not necessarily the date or time that the transaction is initiated.
e.	The value of virtual currency may be derived from the continued willingness of market participants to exchange fiat currency for virtual currency, which may result in the potential for permanent and total loss of value of a particular virtual currency should the market for that virtual currency disappear.

f.	There is no assurance that a person who accepts a virtual currency as payment today will continue to do so in the future.
g.	The volatility and unpredictability of the price of virtual currency relative to fiat currency may result in significant loss over a short period of time.
h.	The nature of virtual currency may lead to an increased risk of fraud or cyber-attack.
i.	The nature of virtual currency means that any technological difficulties experienced by Ripple or Recipient may prevent the access or use of Recipient’s virtual currency.

5.	Risk of Loss. With respect to any payment of XRP from Ripple to Recipient under these XRP Terms and Conditions, Recipient acknowledges and agrees that Recipient cannot cancel, reverse, or change any XRP transfer that has been completed, as recorded on the XRP Ledger.

a.	Immediately upon Ripple’s delivery of XRP to Recipient, all title to and risk of loss related to such XRP passes to Recipient. Recipient acknowledges and agrees that Ripple has no liability to Recipient or any third party for any loss, theft or misuse of any XRP that Ripple has actually delivered to Recipient as provided in these XRP Terms and Conditions.
b.	Recipient acknowledges and agrees that Recipient is solely responsible for maintaining adequate security and control of any and all IDs, passwords, hints, personal identification numbers (PINs), secret keys or any other codes that it uses to access its XRP, including any XRP it receives under this these XRP Terms and Conditions (“Recipient Credentials”). Any loss or compromise of Recipient Credentials may result in unauthorized access to XRP by third-parties and the loss or theft of such XRP. Ripple assumes no responsibility for any loss that Recipient may sustain due to compromise of Recipient Credentials.
c.	Recipient shall have no recourse against Ripple, its affiliates, employees, directors or officers for any liabilities of any type incurred by Recipient and/or any of its affiliates as a result of its use, resale or distribution of XRP, including but not limited to the materialization of any of the risks in Section 4 (Material Risks).

6.	Recipient Acknowledgment. Recipient acknowledges and agrees that:

a.	XRP does not represent a right to make any demand on Ripple,
b.	Ripple has no obligation to redeem or exchange XRP for monetary value, goods, services or any other item; and
c.	Ripple is not responsible for any use by Recipient or any third party of any XRP that Ripple has delivered to Recipient under these XRP Terms and Conditions.

SCHEDULE 3: INITIAL INTEGRATION PLAN

1.	High Level Objective. The Parties will work together to configure RippleNet Cloud for use by Provider as set forth in the Scope of Project (Section 2) and provide additional services as set forth in this Statement of Work (the “Project”). For the avoidance of doubt, all references to RippleNet in this SOW shall mean the Provider’s hosted version of RippleNet.

2.	Scope of Project. The scope of this Project is limited to the following use case (“Use Case”):

Provider and Ripple shall work together to integrate Provider’s middleware into RippleNet & ODL solution using the RippleNet Server API, to enable Senders to execute payments into multiple receive markets via Provider.

●	Sender (e.g. licensed payment providers) will provide beneficiary info via RippleNet and the Ripple Payment Object (“RPO”) for Provider to perform regulatory checks (e.g. AML/KYC and any other required checks).

●	For ODL-based transaction flows, Senders will request a quote via the RippleNet Server API for a receive currency. Provider will return the price using agreed pricing and transaction payout fees as per the Payout Partner Agreement.

●	For ODL-based transaction flows, once Provider locks a payment, the Sender will send XRP to the Provider exchange account associated with the destination country, where it either may terminate (via Ripple’s “XRP Termination” feature) or may be traded to a fiat currency (“FCY”) supported by the exchange. The amount of XRP delivered to Provider will be calculated using the FCY-XRP bid rate sourced from the exchange order books at the time of the quote request from the Sender.

●	Upon confirmed payment receipt, Provider shall, in real-time, pay-out into the receive market in local FCY using the method specified in the RPO associated with each transaction; Provider shall then confirm submission back through the RippleNet Server API.

●	Provider shall support payment returns and XRP liquidation associated with remediated payments (i.e. payment “unhappy path”) as well as the either the return of the associated funds to the Sending FIs or allocation of such funds towards future payments.

3.	Ripple Responsibilities. In addition to the obligations set out in the Pay-out Support Provider Agreement, Ripple will perform the following services and provide the following deliverables:

●	Provide and manage a joint project plan covering implementation, launch, and post-launch activities and deliverables pertaining to the use case(s) listed in this document;

●	Provide training materials and interactive training sessions pertaining to the RippleNet solution and associated API(s);

●	Provide access to remote consulting services as needed to guide Provider through specification of business requirements, transaction flow design, and middleware development and testing;

●	Review and advise Provider on their design documentation to ensure that the Provider integration and systems architecture will be sufficient for RippleNet transaction processing at scale;

●	Configure staging and production RippleNet environments for executing the use case(s) listed in this document;

●	Configure a mock partner system for integration testing; and

●	Provide a Web-based ticketing system and remote support for RippleNet related defects as described in Exhibit A (Support Service Terms) in the agreement executed between the Parties for Provider’s use of the Ripple Solution.

4.	Provider Responsibilities. In addition to the obligations set out in the Pay-out Support Provider Agreement, Provider will be responsible for the following:

●	Define scope, analyse and document system, functional and operational workflow design or equivalent document(s) supporting the business requirements;

●	Define, document, procure and enable security requirements;

●	Develop, provision, and test any middleware components necessary for the integration between Provider’s applications and RippleNet;

●	Enable the Ripple Usage Report API and whitelist Ripple’s Ips;

●	Coordinate with regulator(s) for any dependencies, if necessary;

●	Complete the onboarding process with XRP exchange(s);

●	Provision of staging and production environments for operating the software components necessary for RippleNet integration; and

●	Complete user acceptance testing and have systems prepared to launch commercially (“Testing Completion”).

5.	Shared Responsibilities

●	Both Ripple and Provider shall designate a project manager to coordinate their respective actions and deliverables

●	Both Ripple and Provider shall designate an executive sponsor to provide project execution oversight and serve as a point of escalation as necessary

●	Make commercially reasonable efforts to meet the timing of the activities and deliverables set forth in the joint project plan

●	Engage in regular (e.g. weekly) project status meetings utilizing videoconferencing and shared-screen capabilities when possible

●	Co-author an operational “playbook” using a template provided by Ripple